EXHIBIT 99.1
NEWS
RELEASE
Astronics Corporation •130 Commerce Way •East Aurora, NY •14052-2191

For more information contact:
David C. Burney, Chief Financial Officer	Deborah K. Pawlowski
Phone: (716) 805-1599, ext. 159	Kei Advisors LLC
Fax: (716) 805-1286	Phone: (716) 843-3908
Email: david.burney@astronics.com	Email: dpawlowski@keiadvisors.com
FOR IMMEDIATE RELEASE
Astronics Acquires Avionics Interface Solutions Supplier Ballard Technology, Inc.
Addresses market for high quality, specialty avionics databus interface solutions for defense and commercial aerospace applications
EAST AURORA, NY, November 30, 2011 — Astronics Corporation (NASDAQ: ATRO), a leader in advanced, high-performance lighting, electrical power and automated test systems for the global aerospace and defense industries, today announced that it has acquired privately-held Ballard Technology, Inc., an Everett, WA company that designs and produces avionics interface solutions for defense and commercial aerospace applications. Astronics acquired all of the stock of Ballard for $24 million in cash. An additional purchase consideration of up to $5.5 million may be paid by Astronics if Ballard achieves certain revenue growth targets over each of the next five years.
Founded in 1986, Ballard is projecting 2011 annual revenue of approximately $11.0 million, achieving a compound annual growth rate during the previous three years of over 20%. Ballard’s databus products can be used anytime avionics systems on an aircraft are upgraded.
Peter J. Gundermann, President and CEO of Astronics, commented, “The acquisition of Ballard advances our strategy to develop and maintain positions of technical leadership while diversifying the products and technologies we currently offer to our targeted aerospace and defense customers. Like us, Ballard provides highly-engineered products and has built a brand based on quality, service and innovative designs. We believe that the business has solid growth potential and our capabilities will complement their efforts. In addition, Ballard is a solidly profitable business. Our acquisition price is roughly six times projected 2011 income before tax, and we expect the acquisition to be accretive in 2012.”

ABOUT ASTRONICS CORPORATION
Astronics Corporation is a leader in advanced, high-performance lighting, electrical power and automated test systems for the global aerospace and defense industries. Astronics’ strategy is to develop and maintain positions of technical leadership in its chosen aerospace and defense markets, to leverage those positions to grow the amount of content and volume of product it sells to those markets and to selectively acquire businesses with similar technical capabilities that could benefit from our leadership position and strategic direction. Astronics Corporation, and its wholly-owned subsidiaries, Astronics Advanced Electronic Systems Corp., DME Corporation and Luminescent Systems Inc., have a reputation for high-quality designs, exceptional responsiveness, strong brand recognition and best-in-class manufacturing practices. The Company routinely posts news and other important information on its Web site at www.Astronics.com.
For more information on Astronics and its products, visit its Web site at www.Astronics.com.
Safe Harbor Statement
This news release contains forward-looking statements as defined by the Securities Exchange Act of 1934. One can identify these forward-looking statements by the use of the words “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially from those contemplated by the statements. Important factors that could cause actual results to differ materially include the ability of Ballard to continue its growth and achieve expected profit margins, the state of the aerospace and defense industries, the market acceptance of newly developed products, internal production capabilities, the timing of orders received, the status of customer certification processes, the demand for and market acceptance of new or existing aircraft which contain the Company’s products, customer preferences, and other factors which are described in filings by Astronics with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this news release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

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